CERTIFICATE OF MERGER
                               OF
                      MALCOLM BROCK COMPANY
                              INTO
                        GOTTSCHALKS INC.


        (Under Section 252 of the General Corporation Law
                    of the State of Delaware)



          GOTTSCHALKS INC. hereby certifies that:

          1. The name and state of incorporation of each of the constituent corporations are:

               A.   Malcolm Brock Company, a California
corporation; and

               B.   Gottschalks Inc., a Delaware corporation.

          2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by Malcolm Brock Company and by Gottschalks Inc. in accordance with the provisions of Subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

          3. The name of the surviving corporation is Gottschalks Inc.

          4.   The Certificate of Incorporation of Gottschalks
Inc. shall be the Certificate of Incorporation of the surviving corporation.

          5. The surviving corporation is a corporation of the State of Delaware.

          6. The executed Agreement and Plan of Merger is on @file at the principal place of business of Gottschalks Inc. at 860 Fulton Mall, Fresno, California 93721.

          7. A copy of the Agreement and Plan of Merger has been furnished by Gottschalks Inc. to the stockholders of Malcolm Brock Company. A copy of the Agreement and Plan of Merger will be furnished by Gottschalks Inc., on request and without cost, to any stockholder of Gottschalks Inc.

          8.   The authorized capital stock of Malcolm Brock
Company is 2,047 shares of common stock, $100 par value.

          IN WITNESS WHEREOF, Gottschalks Inc. has caused this certificate to be signed by Joseph W. Levy, its Chief Executive
Officer, and attested by Gerald H. Blum, its Secretary, on the ___ day of October, 1987.

                                   GOTTSCHALKS INC.


                                   By:___________________________
                                      Joseph W. Levy
                                      Chairman of the Board


ATTEST:


By:
   Gerald H. Blum, Secretary